Exhibit 10.12

SECOND AMENDMENT
TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement is entered into as of October 22, 2003 (the “Amendment”), by and among OCULAR SCIENCES, INC. (“Borrower”), and COMERICA BANK, a Michigan banking corporation, successor by merger to Comerica Bank-California, as the Agent for the Lenders (“Bank”).

RECITALS

Borrower, Bank, and Lenders are parties to that certain Credit Agreement dated as of April 16, 2002, as amended from time to time, including by that certain First Amendment to Credit Agreement entered into as of March 30, 2003 (collectively, the “Agreement”).  The parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.             Section 1.1 of the Agreement hereby is amended by adding and/or amending the following definitions to the Agreement as follows:

“Capitalized Interest Expense” mean interest capitalized in accordance with GAAP.

“Earnings Before Interest and Taxes” means the consolidated earnings (or loss) from the operations of any Person for any period, after all expenses and other property charges but before payment or provision for any income taxes or Consolidated Interest Expense for such period, determined in accordance with GAAP, excluding any extraordinary or non-recurring gains or losses.

“Initial Draw” means the first advance made to or for the benefit of Ocular Japan under the OSJ Facility.

“Interest Coverage Ratio” means the consolidated Earnings Before Interest and Taxes of any Person for any period, divided by (i) Consolidated Interest Expense L (ii) Capitalized Interest Expense of such Person during such period.

“Ocular Japan” means Ocular Sciences K.K., a Japanese corporation, and a wholly-owned Subsidiary of Borrower.

“OSJ Facility” means the Yen-denominated line of credit being provided to Ocular Japan by Wells Fargo, in the maximum principal amount of Fifteen Million Dollars ($15,000,000 (U.S.)) or approximately One Billion Five Hundred Million Yen (¥1,500,000,000), and on terms and conditions and in form and content reasonably satisfactory to Lenders.

“OSJ Guaranty” means the unsecured guaranty to be provided by Borrower with respect to the OSJ Facility, which guaranty shall not expose Borrower to liability in excess of the principal amount of Fifteen Million Dollars ($15,000,000 (U.S.)) or approximately One Billion Five Hundred Million Yen (¥1,500,000,000), plus interest at the rate set forth in the OSJ Facility as of the date of this Amendment, and actual and reasonable fees incurred in connection therewith, which guaranty shall be on terms and conditions and in form and content reasonably satisfactory to Lenders.

“Wells Fargo” means Wells Fargo HSBC Trade Bank N.A.

2.             Section 2.1(c)(i) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(i)          At Borrower’s option, upon two (2) Business Days written notice to Agent prior to the Revolving Maturity Date (the “Term Out Option”), any Revolving Advances outstanding on the Revolving Maturity Date may be converted as of the Revolving Maturity Date into a single advance (the “Term Advance”); provided that, (i) no Event of Default then exists, (ii) the amount of Revolving Advances that may be converted to the Term Advance shall not exceed $40,000,000, and (iii) at the time of Borrower’s delivery to Agent of Borrower’s intent to exercise the Term Out Option, Borrower shall provide Bank with (x) a Compliance Certificate demonstrating compliance with the Cash Flow Coverage Ratio for the Fiscal Quarter End Date immediately preceding the date of such notice, and (y) financial statements demonstrating Borrower’s projected pro forma compliance with the Cash Flow Coverage Ratio for each quarter end during the first full year of repayment of the Term Advance; in each case (x) and (y), assuming exercise of the Term Out Option.

3.             Section 2.5(f) hereby is added to the Agreement to read as follows:

“(f)          Mandatory Prepayment.  Subject to the terms and conditions of Section 2.5(c), above, no later than fifteen (15) calendar days from the Agreement Date of (and as defined in) the OSJ Facility, Borrower shall remit to Agent the principal amount of at least Five Million Dollars ($5,000,000) to repay the then outstanding principal amount of the Revolving Advances or the Term Advance (as the case may be).

4.             Section 5.1(b) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(b)         Cash Flow Coverage Ratio.  As of the Fiscal Quarter End Date immediately preceding the date of Borrower’s notice to Agent of Borrower’s intent to exercise the Term Out Option, and for each subsequent quarter end during the term of repayment of the Term Advance, Borrower’s Cash Flow Coverage Ratio, calculated on a rolling four (4) Fiscal Quarter basis, shall not be less than 2.00 to 1.00.”

5.             A new Section 5.1(f) hereby is added to the Agreement to read as follows:

“(f)          Interest Coverage Ratio.  As of each Fiscal Quarter End Date, Borrower shall not cause, permit or suffer the Interest Coverage Ratio, calculated on a rolling four (4) Fiscal Quarter basis, to be less than 2.00 to 1.00.”

6.             Section 5.2(c)(v) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(v)         as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, a Compliance Certificate signed by an Authorized Officer of the Borrower in substantially the form of Exhibit D- 1 and setting forth the information requested therein, and attaching

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thereto any and all Compliance Certificates (or similar) required to be delivered under the OSJ Facility for the most recent period ended as of the date of delivery thereof hereunder;

7.             Section 5.2(c)(viii) hereby is added to the Agreement to read as follows:

“(viii)      deliver to Agent, simultaneously with delivery of the same to Wells Fargo, each of the items required to be delivered to Wells Fargo under the OSJ Facility, including but not limited to notices, financial and other statements, and borrowing, compliance and similar certificates.”

8.             Section 5.3(d)(ix) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(ix)         Debt not exceeding the notional amount of $75,000,000 in the aggregate at any one time outstanding consisting of foreign exchange contracts on which delivery is to be effected and settlement allowed at any time (or at a specified time) in the future (plus related fees, costs and indemnities) entered into between Borrower and any of the Lenders or any other lender (having a credit rating similar to that of any of the Lenders);”

9.             Section 5.3(d)(xiv) hereby is added to the Agreement to read as follows:

“(xiv)      Debt of Ocular Japan incurred in connection with the OSJ Facility;”

10.           Section 5.3(d)(xv) hereby is added to the Agreement to read as follows:

“(xv)       Debt not otherwise permitted hereunder in connection with the OSJ Guaranty.”

11.           Section 5.3(e) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(e)         Capital Expenditures.  Expend or incur Consolidated Capital Expenditures greater than $50,000,000 in 2001, $60,000,000 in 2002, $50,000,000 in 2003 and $55,000,000 in 2004.

12.           Section 5.3(f) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(f)          Transactions with Affiliates.  Subject to other covenants hereunder, enter or agree to enter into any transaction with any Affiliate of Borrower or of any of its Subsidiaries except (i) for infra-company sale/lease back of equipment totaling no more than $55,000,000 (plus any associated value added tax) at any time, (ii) as otherwise contemplated or permitted under the Loan Documents, (iii) the OSJ Guaranty and borrowings by the Borrower from OSJ, or (iv) in the ordinary course of business and pursuant to the reasonable requirements of the business of Borrower or such Subsidiary and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than those that would prevail in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower or such Subsidiary; provided, however, that nothing in this Section 5.3(f) shall be construed to prohibit (A) customary directors’ and officers’ indemnities; (B) customary directors’ fees; (C) reasonable compensation to officers (as determined by Borrower’s or such Subsidiary’s board of directors); and

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(D) administrative services provided by Borrower to its Subsidiaries in the ordinary course of business consistent with past practice.

13.           Exhibit D-1 Form of Compliance Certificate attached to the Agreement hereby is replaced with Exhibit D-1 attached hereto.

14.           Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement.  Except as amended, the Agreement remains in full force and effect.  The Pledge Agreement remains in full force and effect.

15.           Borrower represents and warrants that the representations and warranties contained in the Agreement and the Pledge Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred or is continuing.

16.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

17.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

this Amendment, duly executed by Borrower;

an Affirmation of Guaranty, in the form attached hereto;

an amount equal to all Bank Expenses incurred to date; and

such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

OCULAR SCIENCES, INC.

By.	/s/ Steven M. Neil
Name:	Steven M. Neil
Title:	Chief Financial Officer

COMERICA BANK, successor by merger to Comerica Bank-California, as Agent and as a Lender

By.	/s/ John Esposito
Name:	John Esposito
Title:	Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By.	/s/ Patricia A. Williams
Name:	Patricia A. Williams
Title:	Vice President

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EXHIBIT D-1

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is being delivered by the undersigned, an Authorized Officer of Ocular Sciences, Inc. (referred to herein as “Ocular Sciences” and, the “Borrower”), on behalf Borrower and its Subsidiaries, to Comerica Bank (the “Agent”) pursuant to Section 5.2(c) of that certain Credit Agreement, dated as of April 16, 2002, by and among the Borrowers, the Lenders (as defined in the Credit Agreement) and the Agent (as amended or modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

Borrower hereby certifies and warrants to the Lenders, on behalf of the Borrower and each Subsidiary, as follows:

The representations and warranties contained in (a) Article IV of the Credit Agreement and Article III of the Pledge Agreement, and (b) Article 3 of the OSJ Facility and Section 3 of the OSJ Guaranty, are true and correct in all material respects on and as of the date of this Compliance Certificate (or, in the case of representations and warranties stated as having been made only on the execution date of the Credit Agreement, the Pledge Agreement, the OSJ Facility or the OSJ Guaranty, on the execution date of such Agreement).

No event has occurred and is continuing which constitutes an Event of Default or a Potential Default, under any of the Credit Agreement, Pledge Agreement, IOSJ Facility or the OSJ Guaranty.

Since [the most recent Fiscal Quarter End Date], there has been no Material Adverse Change.

All Loan Documents, including but not limited to the Credit Agreement, Pledge Agreement, OSJ Facility and the OSJ Guaranty, to the extent they exist, are in full force and effect.

True and correct copies of all Compliance Certificates (or similar) required to be delivered under the OSJ Facility and/or the OSJ Guaranty, as of the date hereof, are attached hereto.

The following is a true and correct computation of the ratios and financial tests contained in the Credit Agreement as of             , 20    (the “Fiscal Quarter End Date”):

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(a)           Section 5.1 (a) – Total Funded Debt to EBITDA

(i)

Total amount of all Debt of Ocular Sciences and its consolidated Subsidiaries as of the Fiscal Quarter End Date relating to (A) the borrowing of money and letters of credit and (B) Capital Leases, all determined in accordance with GAAP:

$
(ii)	EBITDA (calculated on a rolling four (4) Fiscal Quarter basis) determined in accordance with GAAP:	$
(iii)	Total Funded Debt to EB1 I DA as of the Fiscal Quarter End Date [Item (i) divided by Item (ii)]:	:1.00
(iv)	The ratio in Item (iii) must not be greater than:	2.00:1.00

(b)           Section 5.1(b) – Cash Flow Coverage Ratio

(i)	Consolidated Net Income for the four consecutive Fiscal Quarters ending on the Fiscal Quarter End Date:	$
(ii)	To the extent deducted in (i) above, depreciation, Consolidated Interest Expense and amortization for the four consecutive Fiscal Quarters ending on the Fiscal Quarter End Date:	$
(iii)

All non-cash charges of Ocular Sciences and its consolidated Subsidiaries required by GAAP relating to dispositions of property, plant and equipment for the four consecutive Fiscal Quarters ending on the Fiscal Quarter End Date:

$
(iv)

Preferred stock dividends paid or payable to a Person not in the Ocular Sciences Group by Ocular Sciences or any of its consolidated Subsidiaries during the four consecutive Fiscal Quarters ending on the Fiscal Quarter End Date:

$
(v)	Stock repurchases and/or buy backs by Ocular Sciences during the four consecutive Fiscal Quarters ending on the Fiscal Quarter End Date:	$
(vi)	Cash Flow for the four consecutive Fiscal Quarters ending on the Fiscal Quarter End Date [Item (i) plus Item (ii) plus Item (iii) minus Item (iv) minus Item (v)]:	$
(vii)	The current portion of long term debt and Capital Leases as at the Fiscal Quarter End Date:	$
(viii)	Cash Flow Coverage Ratio as of the Fiscal Quarter End Date [Item (vi) divided by Item (vii)]:	:1.00
(ix)	The ratio in Item (viii) must not be less than:	2.00:1.00

(c)           Section 5.1(c) – Minimum Quick Ratio

(i)	The sum of unrestricted cash and unrestricted Permitted Cash Investments of Ocular Sciences and its consolidated Subsidiaries as of the Fiscal Quarter End Date as determined in accordance with GAAP:	$
(ii)	Trade accounts receivable (net of applicable reserves therefor) of Ocular Sciences and its consolidated Subsidiaries as of the Fiscal Quarter End Date as determined in accordance with GAAP:	$
(iii)	Item (i) plus Item (ii):	$
(iv)

Current liabilities (excluding the aggregate principal amount of Revolving Advances or Term Advance outstanding under the Credit Agreement) of Ocular Sciences and its consolidated Subsidiaries as of the Fiscal Quarter End Date as determined in accordance with GAAP:

$
(v)	The aggregate principal amount of Revolving Advances and Term Advances outstanding under the Credit Agreement:	$
(vi)	Item (iv) plus Item (v):	$
(vii)	Quick Ratio as of the Fiscal Quarter End Date [Item (iii) divided by Item (vi)]:	:1.00
(viii)	The ratio in Item (vii) must not be less than:
	(i) Closing Date through December 31, 2002	0.75:1.00
	(ii) for the quarter ending March 31, 2003:	0.65:1.00;
	(iii) for the quarter ending June 30, 2003:	0.70:1.00
	(iv) for the quarter ending September 30, 2003 and December 31, 2003:	0.80:1.00
	(v) thereafter:	1.00:1.00

(d)           Section 5.1(d) – Minimum Tangible Effective Net Worth

(i)	Base amount:	$160,000,000
(ii)

Cumulative Consolidated Net Income (but without taking into account any losses incurred during any Fiscal Quarter), commencing with the Fiscal Quarter ending on December 31, 2001, and ending with the Fiscal Quarter ending on the Fiscal Quarter End Date of measurement:

$
(iii)	70% of Item (ii):	$
(iv)	100% of the net cash proceeds from any Equity Issuance after the Closing Date:	$
(v)	Item (i) plus Item (iii) plus Item (iv):	$
(vi)	Net book value of all assets of Ocular Sciences and its consolidated Subsidiaries as of the Fiscal Quarter End Date as determined in accordance with GAAP:	$
(vii)	Intangible Assets as of the Fiscal Quarter End Date:	$
(viii)	Consolidated Total Debt as of the Fiscal Quarter End Date:	$
(ix)	Subordinated Debt as of the Fiscal Quarter End Date:	$
(x)	Tangible Effective Net Worth as of the Fiscal Quarter End Date [Item (vi) minus Item (vii) minus Item (viii) plus Item (ix)]:	$
(xi)	The amount in Item (x) may not be less than the amount in Item (v).	Complies: Yes/No

(e)           Section 5.1(e) – Minimum Assets.

(i)	Total value of assets of Ocular Sciences, Inc., determined in accordance with GAAP (after excluding any intercompany receivables and any Investments in or between Subsidiaries):	$
(ii)	Total value of assets of Ocular Sciences Puerto Rico, determined in accordance with GAAP (after excluding any intercompany receivables and any Investments in or between Subsidiaries):	$
(iii)	Total value of assets of SunSoft, Inc., determined in accordance with GAAP (after excluding any intercompany receivables and any Investments in or between Subsidiaries):	$
(iv)	The sum of Item (i) plus Item (ii) plus Item (iii) must not be less than:	$75,000,000

(f)            Section 5.1(f) – Interest Coverage Ratio

(i)

Consolidated earnings (or loss) from operations, after all expenses and other property charges but before payment or provision for any income taxes or interest expense, excluding any extraordinary or non-recurring gains or losses for the four consecutive Fiscal Quarters ending on the Fiscal Quarter End Date:

$
(ii)

Total interest expense (including the interest component of Capital Leases) of Borrower and its consolidated Subsidiaries excluding the amortization or write-off of original issue discount, capitalized debt issuance costs and expenses, and non-cash interest payments or accruals for the four consecutive Fiscal Quarters ending on the Fiscal Quarter End Date:

$
(iii)	Interest Coverage Ratio as of the Fiscal Quarter End Date [Item (i) divided by Item (ii)]:	:1.00
(iv)	The ratio in Item (iii) must not be less than:	2.00:1.00

The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrowers and its Subsidiaries during the Fiscal Quarter covered by this Compliance Certificate.

IN WITNESS WHEREOF, Borrower has caused this Compliance Certificate to be executed and delivered, and the certifications and warranties contained herein to be made, as of this      day of             , 20   .

OCULAR SCIENCES, INC.

By:

Name:

Title: